EXHIBIT 99.1
                                                                 ------------

                                PRESS RELEASE
                                -------------

   NEWELL RUBBERMAID                           NEWS RELEASE

   OCTOBER 30, 2003


   NEWELL RUBBERMAID REPORTS THIRD QUARTER     Newell Rubbermaid Inc.
   RESULTS                                     Atlanta, GA


   *    THIRD QUARTER EARNINGS IN LINE WITH    Securities Listed
        GUIDANCE                               NYSE
   *    STRONG FREE CASH FLOW AND INVENTORY    Common Stock
        IMPROVEMENT                            (Symbol:  NWL)
   *    NARROWS 2003 GUIDANCE AND INTRODUCES
        2004 GUIDANCE

   ATLANTA, OCTOBER 30, 2003 - Newell          www.newellrubbermaid.com
   Rubbermaid Inc. (NYSE: NWL) today announced
   its third quarter earnings in line with
   guidance established in the second quarter.
   Sales were $1.9 billion, flat with third
   quarter sales from 2002.


   THIRD QUARTER RESULTS                       DAVID HONAN
   Net income in the quarter was $75.2         Vice President, Investor
   million, or $0.27 per share in 2003,        Relations
   compared to $76.2 million, or $0.29 per     6833 Stalter Drive
   share in the third quarter of 2002.         Rockford, IL  61108
   Excluding charges, net income in the third  Phone:  815-381-8150 quarter was $109.4 million, versus $122.9
   million in 2002.  Diluted earnings per
   share, calculated on the same basis,        DEAN WERNER
   declined 13.0% to $0.40 in the quarter,     Director, Corp.
   versus $0.46 in 2002 due primarily to sales Communications
   softness and the gross margin impact from   6833 Stalter Drive
   reducing inventory levels, partially offset Rockford, IL  61108 by streamlining savings.  A reconciliation  Phone:  770-670-2215 of the results "as reported" to results
   "excluding charges" is attached to this
   press release.

   Free cash flow improved significantly to $162.6 million in the quarter, reflecting the company's commitment to reduce working capital. Inventories declined $94 million in the third quarter from June 30, 2003. The company defines free cash flow as cash generated from operations, net of capital expenditures and dividends.

   "We delivered strong cash flow during the quarter as we were able to reduce inventory beyond our initial expectations, despite sales softness. We have also made meaningful progress in restructuring and product line rationalization as we aggressively reconfigure our

                                      1







   business portfolio," said Newell Rubbermaid CEO Joseph Galli. "We made this progress while delivering third quarter results within our guidance and we continue to be on track to transform the company into a strong financial performer long term."

   "We look to complete our restructuring program and the bulk of our rationalization of our business portfolio in 2004, allowing us to allocate capital and resources into those businesses with the potential to generate the highest returns on investment," Galli added.

   Internal sales, which exclude the impact of acquisitions and divestitures, decreased by 2.2% primarily due to a 2.5% sales decline from the continued planned exit from high-risk customers and 2.1% pricing declines, partially offset by a 2.4% benefit from foreign currency translation.

   Sales declined in the picture frames and low-end cookware businesses
   (parts of the Calphalon Home Group) due to continued pricing pressures previously discussed by the company in its second quarter results.
   Also, the Sharpie Group reported continued softness in the commercial writing instruments channel as commercial purchasers of office products continued to scale back on spending.

   The Irwin and Lenox hand tool and power tool accessories businesses delivered another strong quarter with a double-digit increase in global sales. This sales momentum was the direct result of new-product sales and strong marketing geared toward end users.

   Gross margins for the third quarter decreased to 26.9% from 28.2% due primarily to unfavorable pricing and lower manufacturing volumes as production was slowed to reduce inventory levels.

   Operating income was $145.5 million, or 7.5% of sales, in the third quarter of 2003 versus $157.4 million, or 8.1% of sales, in the same period of 2002. The decline was primarily from lower gross margins explained above, partially offset by a decrease in selling, general and administrative expenses related to the company's streamlining initiatives. Excluding charges, operating income was $196.0 million, or 10.1% of sales, versus $216.9 million, or 11.1% of sales, in 2002.

   As part of its previously announced restructuring plan, the company recorded third quarter pre-tax restructuring charges of $48.4 million and other related charges of $2.1 million primarily for product line exits. During the quarter the company exited four facilities in connection with the movement of production to lower cost countries, and to date under the plan, 73 facilities have been exited.

   NINE-MONTH RESULTS
   Net sales for the first nine months of 2003 were a record $5.7 billion, up 4.0% from $5.4 billion for the first nine months of 2002.

                                      2







   Internal sales declined 0.9%. The planned exit of high-risk customers reduced internal sales by 2.7%, pricing declines reduced sales by 1.9%, while foreign currency translation favorably impacted sales by 2.9% for the first nine months.

   Net income for the first nine months of 2003 was $165.0 million, or $0.60 per share in 2003, compared to a net loss of $299.2 million, or $1.12 loss per share in 2002. Excluding charges, net income for the first nine months of 2003 increased 2.2% to $297.2 million versus
   $290.9 million in 2002. Diluted earnings per share, calculated on the same basis, declined 0.3% to $1.08 in the first nine months of 2003 versus $1.09 in 2002.

   NEW PRODUCT LAUNCHES OF NOTE

   * The Sharpie Group will launch twelve significant new products during the fourth quarter of 2003, headlined by Sharpie{R} gold and copper metallic ink markers to write on dark surfaces and the Sharpie{R} Professional Marking Tool, which has a unique ink formulation that writes on oily and wet surfaces. Other new products in the fourth quarter include new EXPO{R} Grip dry erase markers, Accent{R} retractable highlighters, and Parker{R} and Sensa{R} fine writing pen gift sets.

   * Calphalon is preparing to roll out Calphalon One Infused Anodized cookware at the end of the fourth quarter. This revolutionary cooking surface combines the benefits of a hard-anodized aluminum surface for searing and deglazing with the benefit of a non-stick surface for release and clean up. The development of this patented technology is a direct result of consumer feedback on cookware limitations.

   *    During the fourth quarter Irwin launched the Irwin Quick Adjusting
        Pipe Wrench, which offers a one handed-adjusting feature in a lightweight design. The Strait-line laser tape was also launched in the quarter. This product uses an electronic laser to measure, calculate, and store distance, area, volume and material needs.
        Additionally, Irwin introduced a heavy-duty line of tool storage designed for power tools, hand tools and related accessories for jobsite storage.

   PENSION OUTLOOK
   The company estimates that it will record a fourth quarter non-cash charge to shareholders equity in the range of $110 - $130 million to record the under-funded status of the pension plan. This charge will not impact earnings or cash flow in 2003.

   FULL YEAR 2003 OUTLOOK
   For the full year 2003, the company narrowed its previously issued guidance of diluted earnings per share to be in the range of $1.60 to $1.63, excluding restructuring charges of $216 -$226 million, and other charges related to product line exit costs of $40 - $50 million.
   The company now expects full year sales to be flat to down 1%.

   A reconciliation of the 2003 earnings outlook is as follows:






                                      3







                                              4th Quarter    Full Year
                                              -----------    ---------

   Diluted earnings per share                $0.32 - $0.40  $0.92 - $1.00

   Excluding:
        Restructuring charges                $0.12 - $0.14  $0.53 - $0.56
        Product line exits, acquisitions,
        divestiture charges                  $0.02 - $0.05  $0.10 - $0.12
                                             -------------  -------------
   Diluted earnings per share, excluding     $0.51 - $0.54  $1.60 - $1.63
   charges                                   -------------  -------------


   The company also reiterated free cash flow guidance of $200 to $250 million for the year. Expected free cash flow is calculated as follows:
   cash flow from operations (estimated to be $730 - $780 million), less capital expenditures (estimated to be approximately $300 million), less expected dividends of approximately $230 million.

   FULL YEAR 2004 OUTLOOK
   The company expects that 2004 will be a year in which the majority of the reconfiguration of its business portfolio will be completed. The focus for 2004 will be the completion of the company's previously announced restructuring plan, divesting non-core businesses, rationalizing unprofitable product lines and reallocating capital and resources into businesses with high return on investment. These factors translate into a preliminary diluted earnings per share estimate of $1.60 to $1.68, excluding charges to complete our restructuring plan of $72 to $82 million ($0.18 - $0.20 per share). This guidance does not include the impact of any divestitures.

   CONFERENCE CALL
   The company's third quarter earnings conference call is scheduled for today, October 30, 2003 at 10:00 a.m. Eastern time. To participate on the call, please RSVP domestically at (800) 240-1339 or internationally at (706) 645-6914 to obtain the dial-in number for the call. The company's call will also be web cast. To access the web cast, use the link provided under the Investor Relations section on the company's home page at www.newellrubbermaid.com.



                                      4







   A replay will be available approximately one hour after the call concludes through November 30, 2003 and may be accessed domestically at (800) 642-1687 or internationally at (706) 645-9291. The conference call identification number is 2791930.

   CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
   The statements contained in this press release that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of major factors that could cause actual results to differ materially from those projected, refer to Newell Rubbermaid's second quarter 2003
   10-Q, Exhibit 99.1, filed with the Securities and Exchange Commission.

   NON-GAAP FINANCIAL MEASURES
   This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.
   Included in this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

   ABOUT NEWELL RUBBERMAID
   Newell Rubbermaid Inc. is a global marketer of consumer products with 2002 sales of over $7 billion and a powerful brand family including
   Sharpie{R}, Paper Mate{R}, Parker{R}, Waterman{R}, Colorific{R},
   Rubbermaid{R}, Stain Shield{TM}, Blue Ice{R}, TakeAlongs{R},
   Roughneck{R}, Brute{R}, Calphalon{R}, Little Tikes{R}, Graco{R},
   Levolor{R}, Kirsch{R}, Shur-Line{R}, BernzOmatic{R}, Goody{R}, Vise-
   Grip{R}, Quick-Grip{R}, IRWIN{R}, Lenox{R}, and Marathon{R}. The company is headquartered in Atlanta, Georgia and employs approximately
   42,000 people worldwide.

   This press release and additional financial information about the company's 2003 third quarter results are available under the Investor
   Relations section of the company's website at www.newellrubbermaid.com.













                                      5







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
                                                      Newell Rubbermaid Inc.
                                        CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                               (in millions, except per share data)

       As Reported
                                                   Three Months Ended September 30,       Nine Months Ended September 30,
                                                   -------------------------------      --------------------------------
                                                     2003         2002      % Change       2003         2002      % Change
                                                     ----         ----      --------       ----         ----      --------
       Net sales                                   $1,944.7     $1,948.3       (0.2)%    $5,657.2     $5,440.3         4.0%
       Cost of products sold                        1,422.5      1,398.0                  4,121.6      3,950.3
                                                   --------     --------                 --------     --------
          GROSS MARGIN                                522.2        550.3       (5.1)%     1,535.6      1,490.0         3.1%
             % of sales                                26.9%        28.2%                    27.1%        27.4%

       Selling, general &
          administrative expense                      328.3        341.7       (3.9)%     1,002.5        970.9         3.3%
             % of sales                                16.9%        17.5%                    17.7%        17.8%
       Restructuring costs                             48.4         51.2                    166.0         69.8
                                                   --------     --------                 --------     --------
          OPERATING INCOME                            145.5        157.4       (7.6)%       367.1        449.3      (18.3)%
             % of sales                                 7.5%         8.1%                     6.5%         8.3%

       Nonoperating expenses:
          Interest expense                             27.4         29.7                     88.0         84.1
          Interest income                              (0.9)        (2.6)                    (3.5)        (4.4)
          Other                                         8.1         16.3                     38.7         44.1
                                                   --------     --------                 --------     --------
                                                       34.6         43.4       (20.3)%      123.2        123.8       (0.5)%
                                                   --------     --------                 --------     --------
          INCOME BEFORE TAXES AND CUMULATIVE
          EFFECT OF ACCOUNTING CHANGE                 110.9        114.0       (2.7)%       243.9        325.5      (25.1)%
             % of sales                                 5.7%         5.9%                     4.3%         6.0%

       Income taxes                                    35.7         37.8                     78.9        109.8
             Effective rate                            32.2%        33.3%                    32.3%        33.7%
                                                   --------     --------                 --------     --------
          NET INCOME BEFORE CUMULATIVE EFFECT
          OF ACCOUNTING CHANGE                         75.2         76.2       (1.3)%       165.0        215.7      (23.5)%
             % of sales                                 3.9%         3.9%                     2.9%         4.0%
                                                   --------     --------                 --------     --------
       Cumulative effect of accounting change             -            -                        -       (514.9)


          NET INCOME / (LOSS)                      $   75.2     $   76.2       (1.3)%    $  165.0      $(299.2)          NM
                                                   --------     --------                 --------     --------
             % of sales                                 3.9%         3.9%                     2.9%        -5.5%

       EARNINGS PER SHARE BEFORE CUMULATIVE
       EFFECT OF ACCOUNTING CHANGE:
          Basic                                    $   0.27     $   0.29       (5.5)%    $   0.60     $   0.81      (25.5)%
          Diluted                                  $   0.27     $   0.29       (5.5)%    $   0.60     $   0.81      (25.3)%







       As Reported
                                                   Three Months Ended September 30,       Nine Months Ended September 30,
                                                    -------------------------------      --------------------------------
       EARNINGS (LOSS) PER SHARE CUMULATIVE
       EFFECT OF ACCOUNTING CHANGE:
          Basic                                    $      -     $      -                 $      -     $  (1.93)          NM
          Diluted                                  $      -     $      -                 $      -     $  (1.92)          NM

       EARNINGS (LOSS) PER SHARE
          Basic                                    $   0.27     $   0.29       (5.5)%    $   0.60     $  (1.12)          NM
          Diluted                                  $   0.27     $   0.29       (5.5)%    $   0.60     $  (1.12)          NM

       Average shares outstanding:
          Basic                                       274.4        267.2        2.7%        274.0        267.0         2.6%
          Diluted                                     274.4        277.7       (1.2)%       274.3        267.7         2.4%







                                                      Newell Rubbermaid Inc.
                                        CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                               (in millions, except per share data)

     Excluding charges Reconciliation

                                                                Three Months Ended September 30,
                                     -------------------------------------------------------------------------------------
                                                    2003                                  2002
                                     ----------------------------------    -----------------------------------
                                        As                      Excl.                                 Excl.
                                     Reported    Charges(1)    Charges    As Reported  Charges(2)    Charges      % Change
                                     --------    ----------    -------     --------    ----------    -------      --------
      Net sales                      $1,944.7                  $1,944.7     $1,948.3                 $1,948.3        (0.2)%
      Cost of products sold           1,422.5         (1.8)     1,420.7      1,398.0         (4.8)    1,393.2
                                     --------     --------     --------     --------     --------    --------
         GROSS MARGIN                   522.2          1.8        524.0        550.3          4.8       555.1        (5.6)%
            % of sales                   26.9%                     26.9%        28.2%                    28.5%

      Selling, general &
        administrative
        expense                         328.3         (0.3)       328.0        341.7         (3.5)      338.2        (3.0)%
            % of sales                   16.9%                     16.9%        17.5%                    17.4%
      Restructuring costs                48.4        (48.4)           -         51.2        (51.2)          -
                                     --------     --------     --------     --------     --------    --------

      OPERATING INCOME                  145.5         50.5        196.0        157.4         59.5       216.9        (9.6)%
         % of sales                       7.5%                     10.1%         8.1%                    11.1%

      Nonoperating expenses:
         Interest expense                27.4                      27.4         29.7                     29.7
         Interest income                 (0.9)                     (0.9)        (2.6)                    (2.6)
         Other                            8.1            -          8.1         16.3        (10.4)        5.9
                                     --------     --------     --------     --------     --------    --------
                                         34.6            -         34.6         43.4        (10.4)       33.0          4.8%
                                     --------     --------     --------     --------     --------    --------
         INCOME BEFORE TAXES AND
         CUMULATIVE EFFECT OF
         ACCOUNTING CHANGE              110.9         50.5        161.4        114.0         69.9       183.9       (12.2)%
            % of sales                    5.7%                      8.3%         5.9%                     9.4%

      Income taxes                       35.7         16.3         52.0         37.8         23.1        61.0
         Effective rate                  32.2%                     32.2%        33.3%                    33.2%
                                     --------     --------     --------     --------     --------    --------
        INCOME BEFORE CUMULATIVE
         EFFECT OF ACCOUNTING
         CHANGE                          75.2         34.2        109.4         76.2         46.8       122.9       (11.0)%
            % of sales                    3.9%                      5.6%         3.9%                     6.3%
                                     --------     --------     --------     --------     --------    --------







                                                                Three Months Ended September 30,
                                     -------------------------------------------------------------------------------------
                                                    2003                                  2002
                                     ----------------------------------   ----------------------------------
                                        As                      Excl.                                 Excl.
                                     Reported    Charges(1)    Charges    As Reported  Charges(2)    Charges      % Change
                                     --------    ----------    -------    -----------  ----------    -------      --------

      Cumulative effect of
      accounting change                     -            -            -            -            -           -

         NET INCOME                  $   75.2     $   34.2     $  109.4     $   76.2     $   46.8    $  122.9
                                     ========     ========     ========     ========     ========    ========       (11.0)%
            % of sales                    3.9%                      5.6%         3.9%                     6.3%

      EARNINGS PER SHARE BEFORE
      CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE:
         Basic                       $   0.27     $   0.13     $   0.40     $   0.29     $    0.18   $   0.46       (13.3)%
         Diluted                     $   0.27     $   0.13     $   0.40     $   0.29     $    0.17   $   0.46       (13.3)%

      EARNINGS (LOSS) PER SHARE
      CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE
         Basic                       $      -     $      -     $      -     $      -     $      -    $      -            NA
         Diluted                     $      -     $      -     $      -     $      -     $      -    $      -            NA

      EARNINGS (LOSS) PER SHARE:
         Basic                       $   0.27     $   0.13    $    0.40     $   0.29     $    0.18   $    0.46      (13.3)%
         Diluted                     $   0.27     $   0.13    $    0.40     $   0.29     $    0.17   $    0.46      (13.3)%

      Average shares outstanding:
         Basic                          274.4                     274.4        267.2                    267.2          2.7%
         Diluted                        274.4                     274.4        277.7                    277.7        (1.2)%

     (1)      Charges excluded from "as reported" results for 2003 are restructuring, acquisition or divestiture related charges.  These charges consist of $1.8 million in restructuring costs related to product line exits (shown in costs of products sold), $0.3 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $48.4 million of restructuring costs related to exiting certain facilities (shown in restructuring costs).

     (2)      Charges excluded from "as reported" results for 2002 are restructuring or acquisition related charges.  These charges consist of $4.8 million in restructuring and acquisition related costs for product line exits (shown in costs of products sold), $3.5 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $51.2 million of restructuring charges related to exiting certain facilities (shown in restructuring costs), $10.4 of acquisition related transaction costs (shown in other).







                                                      Newell Rubbermaid Inc.
                                        CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                               (in millions, except per share data)

     Excluding charges Reconciliation

                                                                Three Months Ended September 30,
                                     -------------------------------------------------------------------------------------
                                                    2003                                  2002
                                     ----------------------------------   ----------------------------------
                                        As                      Excl.                                 Excl.
                                     Reported    Charges(1)    Charges    As Reported  Charges(2)    Charges      % Change
                                     --------    ----------    -------    -----------  ----------    -------      --------
      Net sales                      $5,657.2                  $5,657.2     $5,440.3                 $5,440.3          4.0%
      Cost of products sold           4,121.6         (8.0)     4,113.6      3,950.3        (12.3)    3,938.0
                                     --------     --------     --------     --------      --------   --------
         GROSS MARGIN                 1,535.6          8.0      1,543.6      1,490.0         12.3     1,502.3          2.7%
            % of sales                   27.1%                     27.3%        27.4%                    27.6%

      Selling, general &
        administrative
        expense                       1,002.5         (0.8)     1,001.7        970.9         (6.9)      964.0          3.9%
            % of sales                   17.7%                     17.7%        17.8%                    17.7%
      Restructuring costs               166.0       (166.0)           -         69.8        (69.8)          -
                                     --------     --------     --------     --------     --------    --------

      OPERATING INCOME                  367.1        174.8        541.9        449.3         89.0       538.3          0.7%
         % of sales                       6.5%                      9.6%         8.3%                     9.9%

      Nonoperating expenses:
         Interest expense                88.0                      88.0         84.1                     84.1
         Interest income                 (3.5)                     (3.5)        (4.4)                    (4.4)
         Other                           38.7        (21.1)        17.6         44.1        (24.0)       20.1
                                     --------     --------     --------     --------     --------    --------
                                        123.2        (21.1)       102.1        123.8        (24.0)       99.8          2.3%
                                     --------     --------     --------     --------     --------    --------
         INCOME BEFORE TAXES AND
         CUMULATIVE EFFECT OF
         ACCOUNTING CHANGE              243.9        195.9        439.8        325.5        113.0       438.5          0.3%
            % of sales                    4.3%                      7.8%         6.0%                     8.1%

      Income taxes                       78.9         63.7        142.6        109.8         37.8       147.6
         Effective rate                  32.3%                     32.4%        33.7%                    33.7%
                                     --------     --------     --------     --------     --------    --------
        INCOME BEFORE CUMULATIVE
         EFFECT OF ACCOUNTING
         CHANGE                         165.0        132.2        297.2        215.7         75.2       290.9          2.2%
            % of sales                    2.9%                      5.3%         4.0%                     5.3%
                                     --------     --------     --------     --------     --------    --------

      Cumulative effect of
      accounting change                     -            -            -       (514.9)       514.9           -







                                                                Three Months Ended September 30,
                                     -------------------------------------------------------------------------------------
                                                    2003                                  2002
                                     ----------------------------------    -----------------------------------
                                        As                      Excl.                                 Excl.
                                     Reported    Charges(1)    Charges    As Reported  Charges(2)    Charges      % Change
                                     --------    ----------    -------     --------    ----------    -------      --------
         NET INCOME                  $  165.0     $  132.2     $  297.2     $ (299.2)    $  590.1    $  290.9          2.2%
                                     ========     ========     ========     ========     ========    ========
            % of sales                    2.9%                      5.3%        -5.5%                     5.3%

      EARNINGS PER SHARE BEFORE
      CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE:
         Basic                       $   0.60     $   0.48     $   1.08     $   0.81     $    0.28   $   1.09        (0.4)%
         Diluted                     $   0.60     $   0.48     $   1.08     $   0.81     $    0.28   $   1.09        (0.3)%

      EARNINGS (LOSS) PER SHARE
      CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE
         Basic                       $      -     $      -     $      -     $  (1.93)   $    1.93    $      -            NA
         Diluted                     $      -     $      -     $      -     $  (1.93)   $    1.93    $      -            NA

      EARNINGS (LOSS) PER SHARE:
         Basic                       $   0.60     $   0.48    $    1.08     $ (1.12)     $   2.21    $   1.09        (0.4)%
         Diluted                     $   0.60     $   0.48    $    1.08     $ (1.12)     $   2.21    $   1.09        (0.3)%

      Average shares outstanding:
         Basic                          274.0                     274.0        267.0                    267.0          2.6%
         Diluted                        274.3                     274.3        267.7                    267.7          2.4%

     (1)      Charges excluded from "as reported" results for 2003 are restructuring, acquisition or divestiture related charges.  These charges consist of $8.0 million in restructuring costs related to product line exits (shown in costs of products sold), $0.8 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $166.0 million of restructuring costs related to exiting certain facilities (shown in restructuring costs) and $21.1 million loss primarily on the sale of the Cosmolab division (shown in other nonoperating expense).

     (2)      Charges excluded from "as reported" results for 2002 are restructuring or acquisition related charges and the cumulative effect of an accounting change related to the adoption of SFAS No. 142.  These charges consist of
              $12.3 million in restructuring and acquisition related costs for product line exits (shown in costs of products sold), $6.9 million of acquisition related charges (shown in selling, general and administrative expenses), $69.8 million of restructuring charges related to exiting certain facilities (shown in restructuring costs), $24.0 of acquisition related transaction costs (shown in other) and $514.9 million of charges related to the writedown of impaired goodwill in connection with the adoption of SFAS No. 142.







                                                      Newell Rubbermaid Inc.
                                             CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                                          (in millions)

      Assets:                                               September 30,        September 30,
                                                                 2003                2002
                                                            -------------        -------------
      Cash and cash equivalents                              $       77.1           $       6.7
      Accounts receivable, net                                    1,392.6               1,363.0
      Inventories, net                                            1,271.2               1,277.3
      Deferred income taxes                                         200.4                 229.9
      Prepaid expenses and other                                    221.2                 216.5
                                                             ------------           -----------
         Total Current Assets                                     3,162.5               3,093.4

      Other Assets                                                  316.3                 297.0
      Property, Plant and Equipment, net                          1,816.7               1,826.4
      Goodwill, net                                               2,298.1               1,800.7
      Deferred Income Taxes                                             -                     -
      Other Intangibles, net                                        373.5                 380.6
                                                              -----------           -----------
        Total Assets                                          $   7,967.1           $   7,398.1
                                                              ===========           ===========
      Liabilities and Stockholders' Equity:
      Notes payable                                           $      31.6           $      29.6
      Accounts payable                                              815.9                 684.9
      Accrued compensation                                          117.5                 142.5
      Other accrued liabilities                                   1,062.5                 996.3
      Income taxes                                                  139.0                 163.2
      Current portion of long-term debt                              30.8                 405.8
                                                              -----------           -----------
         Total Current Liabilities                                2,197.3               2,422.3

      Long-Term Debt                                              2,538.8               1,990.2
      Other Long-Term Liabilities                                   402.4                 360.5
      Deferred Income taxes                                           2.3                  76.4
      Company-Obligated Mandatorily Redeemable                      500.0                 500.0
         Convertible Securities of a Subsidiary Trust

      Stockholders' Equity                                        2,326.3               2,048.7
                                                              -----------           -----------
         Total Liabilities and Stockholders' Equity           $   7,967.1           $   7,398.1
                                                              ===========           ===========







                                                      Newell Rubbermaid Inc.
                                           CONSOLIDATED STATEMENTS OF CASH (UNAUDITED)
                                                          (in millions)

                                                                     For The Nine Months Ended September 30,
                                                                    ----------------------------------------
                                                                          2003                      2002
                                                                    ---------------             ------------
      Operating Activities:
      Net income (loss)                                                 $     165.0              $    (299.2)
      Adjustments to reconcile net income (loss) to net cash
         provided by operating activities:
         Depreciation and amortization                                        208.6                    218.4
         Non-cash restructuring charges                                        73.0                     44.7
         Deferred taxes                                                         9.6                     31.9
         Cumulative effect of change in accounting                                -                    514.9
         Loss on Sale of Business                                              20.5                        -
         Other                                                                 30.7                     35.2
      Changes in current accounts, excluding the effects of
         acquisitions:
         Accounts receivable                                                   51.7                     12.0
         Inventories                                                          (44.8)                   (65.2)
         Other current assets                                                   7.1                    (21.8)
         Accounts payable                                                     112.3                    106.1
         Accrued liabilities and other                                       (213.2)                    (7.8)
                                                                        -----------              -----------
      Net cash provided by operating activities                         $     420.5              $     569.2

      Investing activities:
      Acquisitions, net                                                 $    (460.0)             $    (228.5)
      Expenditures for property, plant and equipment                         (247.1)                  (185.2)
      Disposals of non-current assets and other                                10.2                      7.8
                                                                        -----------              -----------
      Net cash used in investing activities                             $    (696.9)             $    (405.9)

      Financing Activities:
      Proceeds from issuance of debt                                    $   1,040.5             $      523.1
      Proceeds from issuance of stock                                         200.1                        -
      Payments on notes payable and long-term debt                           (776.7)                  (535.8)
      Cash dividends                                                         (173.1)                  (168.2)
      Proceeds from exercised stock options and other                           6.0                     16.3
                                                                        -----------              -----------
      Net cash provided by (used in) financing activities               $     296.8              $    (164.6)

      Exchange rate effect on cash                                      $       1.6              $       1.2
      Increase (decrease) in cash and cash equivalents                         22.0                     (0.1)
      Cash and cash equivalents at beginning of year                           55.1                      6.8
                                                                        -----------              -----------
      Cash and cash equivalents at end of period                        $      77.1              $       6.7
                                                                        ===========              ===========





                                                    Newell Rubbermaid Inc.
                                               Calculation of Fee Cash Flow (1)


                                                                     For The Three Months Ended September 30,
                                                                     ---------------------------------------
      FREE CASH FLOW (IN MILLIONS):                                       2003                      2002
                                                                     --------------             ------------

      Net cash provided by Operating Activities                              $279.1                   $270.5
      Expenditures for Property, Plant & Equipment                            (58.6)                   (84.0)
      Cash Dividends                                                          (57.9)                   (56.1)
                                                                        -----------              -----------
         Free Cash Flow                                                  $    162.6              $     130.4
                                                                        ===========              ===========


                                                                     For The Nine Months Ended September 30,
                                                                     ---------------------------------------
      FREE CASH FLOW (IN MILLIONS):                                       2003                      2002
                                                                    ---------------             ------------

      Net cash provided by Operating Activities                              $420.5                   $569.2
      Expenditures for Property, Plant & Equipment                           (247.1)                  (185.2)
      Cash Dividends                                                         (173.1)                  (168.2)
                                                                        -----------              -----------
         Free Cash Flow                                                  $      0.3              $     215.8
                                                                        ===========              ===========

     (1)      Free cash flow is defined as cash flows provided by operating activities less cash expenditures for property, plant and equipment and cash dividends.







                                            NEWELL RUBBERMAID INC. FINANCIAL WORKSHEET

                                                                          2003
                                   ---------------------------------------------------------------------------------
                                                          Excluding charges Reconciliation (1)
                                                          ------------------------------------
                                                      Reported         Excluded         Ex Charges         Operating
                                   Net Sales             OI             Charges             OI               Margin
                                   ---------          --------         --------         ----------         ---------
      Q1:
      Rubbermaid                     $   718.0         $  67.4           $   0.5         $   67.9             9.5%
      Sharpie                            294.4            29.8               1.1             30.9            10.5%
      Irwin                              482.1            39.6               2.7             42.3             8.8%
      Calphalon Home                     241.9            11.2               0.1             11.3             4.7%

      Restucturing Costs                                 (59.7)             59.7
      Corporate                                           (7.2)                -             (7.2)
                                     ---------         -------           -------         --------
         Total                       $ 1,736.4         $  81.1           $  64.1            145.2             8.4%
                                     =========         =======           =======         ========
      Core businesses                  1,573.4            66.2              64.1            130.3             8.3%
      Acquisitions/Divestitures          163.0            14.9                 -             14.9
                                     ---------         -------           -------         --------
         Total                       $ 1,736.4         $  81.1           $  64.1         $  145.2             8.4%
                                     =========         =======           =======         ========



                                                                          2002
                                    --------------------------------------------------------------------------------
                                                          Excluding charges Reconciliation (1)
                                                          ------------------------------------
                                                      Reported         Excluded         Ex Charges         Operating
                                   Net Sales             OI             Charges             OI               Margin
                                   ---------          --------         --------         ----------         ---------
      Q1:
      Rubbermaid                     $   710.1         $  61.0           $   5.0        $   66.0              9.3%
      Sharpie                            301.9            25.8               2.5            28.3              9.4%
      Irwin                              331.1            20.0               2.4            22.4              6.8%
      Calphalon Home                     253.9            20.6               0.1            20.7              8.2%

      Restucturing Costs                                  (9.7)              9.7
      Corporate                                           (7.5)                -             (7.5)
                                     ---------         -------           -------         --------
         Total                       $ 1,597.0         $ 110.2           $  19.7            129.9             8.1%
                                     =========         =======           =======         ========
      Core businesses                  1,586.7           111.5              19.7            131.2             8.3%
      Acquisitions/Divestitures           10.3            (1.3)                -             (1.3)
                                     ---------         -------           -------         --------
         Total                       $ 1,597.0         $ 110.2           $  19.7         $  129.9             8.1 %
                                     =========         =======           =======         ========









                                                                            Year-over-year changes
                                                        ---------------------------------------------------------------
                                                                Net Sales                      Operating Income
                                                        -------------------------       -------------------------------
                                                            $               %                $                  %
                                                        ----------     -----------       ---------        -------------
      Q1:
      Rubbermaid                                           $  7.9          1.1%             $ 1.9               2.9%
      Sharpie                                                (7.5)        (2.5)%              2.6               9.2%
      Irwin                                                 151.0         45.6%              19.9              88.8%
      Calphalon Home                                        (12.0)        (4.7)%             (9.4)            (45.4)%

      Restructuring Costs                                                                       -
      Corporate                                                                               0.3
                                                           ------         ----              -----              ----
        Total                                              $139.4          8.7%             $15.3              11.8%
                                                           ======         ====              =====              ====
      Core businesses                                       (13.3)        (0.8)%             (0.9)             (0.7)%
      Acquisitions/Divestitures                             152.7                            16.2
                                                           ------         ----              -----              ----
        Total                                              $139.4          8.7%             $15.3              11.8%
                                                           ======         ====              =====              ====








                                                                          2003
                                   ---------------------------------------------------------------------------------
                                                          Excluding charges Reconciliation (1)
                                                          ------------------------------------
                                                      Reported         Excluded         Ex Charges         Operating
                                   Net Sales             OI             Charges             OI               Margin
                                   ---------          --------         --------         ----------         ---------
      Q2:
      Rubbermaid                     $   751.2         $  39.9           $   0.3         $   40.2             5.4%
      Sharpie                            485.2           107.6               0.1            107.7            22.2%
      Irwin                              520.5            55.6               1.1             56.7            10.9%
      Calphalon Home                     219.2             1.6               0.8              2.4             1.1%

      Restucturing Costs                                 (57.9)             57.9                -
      Corporate                                           (6.3)                -             (6.3)
                                     ---------         -------           -------         --------
         Total                       $ 1,976.1         $ 140.5           $  60.2            200.7            10.2%
                                     =========         =======           =======         ========
      Core businesses                  1,888.7           124.5              60.2            184.7             9.8%
      Acquisitions/Divestitures           87.4            16.0                 -             16.0
                                     ---------         -------           -------         --------
         Total                       $ 1,976.1         $ 140.5           $  60.2         $  200.7            10.2%
                                     =========         =======           =======         ========


                                                                          2002
                                   ---------------------------------------------------------------------------------
                                                          Excluding charges Reconciliation (1)
                                                          ------------------------------------
                                                      Reported         Excluded         Ex Charges         Operating
                                   Net Sales             OI             Charges             OI               Margin
                                   ---------          --------         --------         ----------         ---------
      Q2:
      Rubbermaid                     $   738.3         $  51.8          $   0.7         $   52.5              7.1%
      Sharpie                            464.0            96.5              0.0             96.5             20.8%
      Irwin                              447.2            41.2              0.4             41.6              9.3%
      Calphalon Home                     245.5             8.8             (0.3)             8.5              3.5%

      Restucturing Costs                                  (8.9)             8.9                -
      Corporate                                           (7.7)               -             (7.7)
                                     ---------         -------           ------          -------
         Total                       $ 1,895.0         $ 181.7          $   9.7            191.4             10.1%
                                     =========         =======           ======          =======
      Core businesses                  1,882.9           180.9              9.7            190.6             10.1%
      Acquisitions/Divestitures           12.1             0.8                -              0.8
                                     ---------         -------           ------          -------
         Total                       $ 1,895.0         $ 181.7           $  9.7          $ 191.4             10.1%
                                     =========         =======           ======          =======









                                                                            Year-over-year changes
                                                        ---------------------------------------------------------------
                                                                Net Sales                      Operating Income
                                                        -------------------------       -------------------------------
                                                            $               %                $                  %
                                                        ----------     -----------       ---------        -------------
      Q2:
      Rubbermaid                                           $ 12.9          1.8%            $(12.3)            (23.4)%
      Sharpie                                                21.2          4.6%              11.2              11.6%
      Irwin                                                  73.3         16.4%              15.1              36.3%
      Calphalon Home                                        (26.3)       (10.7)%             (6.1)            (71.8)%

      Restructuring Costs                                                                       -
      Corporate                                                                               1.4
                                                           ------        -----             ------             -----
        Total                                              $ 81.1          4.3%             $ 9.3               4.9%
                                                           ======        =====             ======             =====
      Core businesses                                         5.8          0.3%             (5.9)             (3.1)%
      Acquisitions/Divestitures                              75.3                            15.2
                                                           ------        -----             ------             -----
        Total                                              $ 81.1          4.3%            $  9.3               4.9%
                                                           ======        =====             ======             =====

     (1)      Excludes charges for restructuring and acquisition related charges, the loss on the sale of Cosmolab, and in the first quarter of 2002, the adoption of SFAS No. 142.  See the reconciliation of these charges to "as reported" earnings on the Statements of Operations - Excluding Charges.







                                            NEWELL RUBBERMAID INC. FINANCIAL WORKSHEET

                                                                          2003
                                   ---------------------------------------------------------------------------------
                                                          Excluding charges Reconciliation (1)
                                                          ------------------------------------
                                                      Reported         Excluded         Ex Charges         Operating
                                   Net Sales             OI             Charges             OI               Margin
                                   ---------          --------         --------         ----------         ---------
      Q3:
      Rubbermaid                     $   767.8         $  58.8           $   0.6         $   59.4             7.7%
      Sharpie                            389.1            62.8                 -             62.8            16.1%
      Irwin                              521.2            71.0               0.6             71.6            13.7%
      Calphalon Home                     266.6            12.2               0.9             13.1             4.9%

      Restucturing Costs                                 (48.4)             48.4
      Corporate                                          (10.9)                -            (10.9)
                                     ---------         -------           -------         --------
         Total                       $ 1,944.7         $ 145.5           $  50.5            196.0            10.1%
                                     =========         =======           =======         ========
      Core businesses                  1,895.1           130.2              50.5            180.7             9.5%
      Acquisitions/Divestitures           49.6            15.3                 -             15.3
                                     ---------         -------           -------         --------
         Total                       $ 1,944.7         $ 145.5           $  50.5         $  196.0            10.1%
                                     =========         =======           =======         ========



                                                                          2002
                                   ---------------------------------------------------------------------------------
                                                          Excluding charges Reconciliation (1)
                                                          ------------------------------------
                                                      Reported         Excluded         Ex Charges         Operating
                                   Net Sales             OI             Charges             OI               Margin
                                   ---------          --------         --------         ----------         ---------
      Q3:
      Rubbermaid                       $759.3           $ 77.6           $   1.5        $   79.1             10.4%
      Sharpie                           412.1             74.4               1.0            75.4             18.3%
      Irwin                             479.3             32.8               5.1            37.9              7.9%
      Calphalon Home                    297.6             31.3               0.7            32.0             10.8%

      Restucturing Costs                                 (51.2)             51.2
      Corporate                                           (7.5)                -            (7.5)
                                      --------         -------           -------         -------
         Total                        $1,948.3         $ 157.4           $  59.5           216.9             11.1%
                                      ========         =======           =======         =======
      Core businesses                  1,937.2           158.4              59.5           217.9            11.2%
      Acquisitions/Divesture              11.1            (1.0)                -            (1.0)
                                     ---------         -------           -------         -------
         Total                       $ 1,948.3         $ 157.4           $  59.5         $ 216.9             11.1%
                                     =========         =======           =======         =======








                                                                            Year-over-year changes
                                                        ---------------------------------------------------------------
                                                                Net Sales                      Operating Income
                                                        -------------------------       -------------------------------
                                                            $               %                $                  %
                                                        ----------     ----------       ----------        -------------
      Q3:
      Rubbermaid                                           $  8.5          1.1%            $(19.7)            (24.9)%
      Sharpie                                               (23.0)        (5.6)%            (12.6)            (16.7)%
      Irwin                                                  41.9          8.7%              33.7              88.9%
      Calphalon Home                                        (31.0)       (10.4)%            (18.9)            (59.1)%

      Restructuring Costs                                                                       -
      Corporate                                                                              (3.4)
                                                           ------         ----              -----              ----
        Total                                               $(3.6)        (0.2)%            $37.2              (9.6)%
                                                           ======         ====              =====              ====
      Core businesses                                       (42.1)        (2.2)%            (37.2)            (16.7)%
      Acquisitions/Divestitures                              38.5                            16.3
                                                           ------         ----              -----              ----
        Total                                              $ (3.6)         0.2%            $(20.9)             (9.6)%
                                                           ======         ====              =====              ====








                                                                          2003
                                   ---------------------------------------------------------------------------------
                                                          Excluding charges Reconciliation (1)
                                                          ------------------------------------
                                                      Reported         Excluded         Ex Charges         Operating
                                   Net Sales             OI             Charges             OI               Margin
                                   ---------          --------         --------         ----------         ---------
      YTD:
      Rubbermaid                     $ 2,237.0        $  166.1          $   1.4          $  167.5             7.5%
      Sharpie                          1,168.7           200.2              1.2             201.4            17.2%
      Irwin                            1,523.8           166.2              4.4             170.6            11.2%
      Calphalon Home                     727.7            25.0              1.8              26.8             3.7%

      Restucturing Costs                     -          (166.0)           166.0
      Corporate                              -           (24.4)               -             (24.4)
                                     ---------         -------          -------          --------
         Total                       $ 5,657.2         $ 367.1          $ 174.8             541.9             9.6%
                                     =========         =======          =======          ========
      Core businesses                  5,357.2           320.9            174.8             495.7             9.3%
      Acquisitions/Divestitures          300.0            46.2                -              46.2
                                     ---------         -------          -------          --------
         Total                       $ 5,657.2         $ 367.1          $ 174.8          $  541.9             9.6%
                                     =========         =======          =======          ========



                                                                          2002
                                   ---------------------------------------------------------------------------------
                                                          Excluding charges Reconciliation (1)
                                                          ------------------------------------
                                                      Reported         Excluded         Ex Charges         Operating
                                   Net Sales             OI             Charges             OI               Margin
                                   ---------          --------         --------         ----------         ---------
      YTD:
      Rubbermaid                     $ 2,207.7         $ 190.4           $   7.2         $ 197.6              9.0%
      Sharpie                          1,178.0           196.7               3.5           200.2             17.0%
      Irwin                            1,257.6            94.0               7.9           101.9              8.1%
      Calphalon Home                     797.0            60.7               0.5            61.2              7.7%

      Restucturing Costs                     -           (69.8)             69.8
      Corporate                              -           (22.7)                -           (22.7)
                                     ---------         -------           -------         -------
         Total                       $ 5,440.3         $ 449.3           $  88.9           538.2              9.9%
                                     =========         =======           =======         =======
      Core businesses                  5,406.8           451.3              88.8           539.7             10.0%
      Acquisitions/Divesture              33.5            (1.5)                -            (1.5)
                                     ---------         -------           -------         -------
         Total                       $ 5,440.3         $ 449.3           $  88.9         $ 538.2              9.9%
                                     =========         =======           =======         =======









                                                                            Year-over-year changes
                                                        ---------------------------------------------------------------
                                                                Net Sales                      Operating Income
                                                        -------------------------       -------------------------------
                                                            $               %                $                  %
                                                        ----------     ----------       ----------        -------------
      YTD:
      Rubbermaid                                           $ 29.3          1.3%             $(30.1)           (15.2)%
      Sharpie                                                (9.3)        (0.8)%               1.2              0.6%
      Irwin                                                 266.2         21.2%               68.7             67.4%
      Calphalon Home                                        (69.3)        (8.7)%             (34.4)           (56.2)%

      Restructuring Costs                                                                        -
      Corporate                                                                               (1.7)
                                                           ------         ----              ------            -----
        Total                                              $216.9          4.0%             $  3.7              0.7%
                                                           ======         ====              ======            =====
      Core businesses                                       (49.6)        (0.9)%             (44.0)            (8.0)%
      Acquisitions/Divestitures                             266.5                             47.7
                                                           ------         ----              ------            -----
        Total                                              $216.9          4.0%             $  3.7              0.7%
                                                           ======         ====              ======            =====

     (1)      Excludes charges for restructuring and acquisition related charges, the loss on the sale of Cosmolab, and in the first quarter of 2002, the adoption of SFAS No. 142.  See the reconciliation of these charges to "as reported" earnings on the Statements of Operations - Excluding Charges.







     Newell Rubbermaid
     Sales and Operating Income
     Three Months Ended September 30, 2003

          Currency Analysis

             By Segment                       2003                     2002      Year-over-year Increases
                                 -------------------------------     --------    ------------------------
                                 Sales as   Currency    Adjusted     Sales as     Excluding    Including     Currency
                                 Reported    Impact      Sales       Reported     Currency      Currency      Impact
                                 --------   --------   ---------     --------     ---------    ---------     --------

      Rubbermaid                 $  767.8     $(14.5)    $  753.3    $  759.3         (0.8)%        1.1%        1.9%
      Sharpie                       389.1       (9.6)       379.5       412.1         (7.9)%       (5.6)%       2.3%
      Irwin                         521.2      (17.7)       503.5       479.3          5.0%         8.7%        3.7%
      Calphalon Home                266.6       (5.6)       261.0       297.6        (12.3)%      (10.4)%       1.9%
                                 --------    -------     --------    --------

        Total Company            $1,944.7    $ (47.4)    $1,897.3    $1,948.3         (2.6)%       (0.2)%       2.4%
                                 ========    =======     ========    ========

            By Geography

      United States              $1,382.2     $    -     $1,382.2    $1,427.5         (3.2)%       (3.2)%         -
      Canada                         97.9      (11.3)        86.6        83.1          4.2%        17.8%       13.6%
                                 --------     ------     --------    --------
        North America             1,480.1      (11.3)     1,468.8     1,510.6         (2.7)%       (2.0)%       0.7%

      Europe                        358.8      (34.1)       324.7       347.0         (6.4)%        3.4%        9.8%
      Central & South America        65.7        1.6         67.3        66.2          1.6%        (0.8)%      (2.4)%
      All Other                      40.1       (3.6)        36.5        24.5         49.0%        63.7%       14.7%
                                 --------    -------     --------    --------
        Total Company            $1,944.7    $ (47.4)    $1,897.3    $1,948.3         (2.6)%       (0.2)%       2.4%
                                 ========    =======     ========    ========







     Newell Rubbermaid
     Sales and Operating Income
     Nine Months Ended September 30, 2003

          Currency Analysis

             By Segment                       2003                     2002      Year-over-year Increases
                                 -------------------------------     --------    ------------------------
                                 Sales as   Currency    Adjusted     Sales as     Excluding    Including     Currency
                                 Reported    Impact      Sales       Reported     Currency      Currency      Impact
                                 --------   --------   ---------     --------     ---------    ---------     --------

      Rubbermaid                 $2,237.0     $(40.6)    $2,196.4    $2,207.7         (0.5)%        1.3%         1.8%
      Sharpie                     1,168.7      (31.5)     1,137.2     1,178.0         (3.5)%       (0.8)%        2.7%
      Irwin                       1,523.8      (63.4)     1,460.4     1,257.6         16.2%        21.2%         5.0%
      Calphalon Home                727.7      (21.2)       706.5       797.0        (11.4)%       (8.7)%        2.7%
                                 --------    -------     --------    --------        -----        ------

        Total Company             5,657.2    $(156.7)    $5,500.5    $5,440.3          1.1%         4.0%         2.9%
                                 ========    =======     ========    ========

            By Geography

      United States              $4,003.6     $    -     $4,003.6    $3,981.8          0.5%         0.5%           -
      Canada                        268.5      (24.5)       244.0       228.5          6.8%        17.5%        10.7%
                                 --------     ------     --------    --------
        North America             4,272.1      (24.5)     4,247.6     4,210.3          0.9%         1.5%         0.6%

      Europe                      1,090.2     (149.5)       940.7       967.6         (2.8)%       12.7%        15.5%
      Central & South America       187.2       26.9        214.1       190.1         12.7%        (1.5)%      (14.2)%
      All Other                     107.7       (9.6)        93.1        72.3         35.7%        49.0%        13.3%
                                 --------    -------     --------    --------
        Total Company            $5,657.2    $(156.7)    $5,500.5    $5,440.3          1.1%         4.0%         2.9%
                                 ========    =======     ========    ========
